Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-262435, 333-217205, 333-187883) and Form S-8 (No. 333-222970) of Natural Resource Partners L.P. of our report dated February 27, 2026 relating to the financial statements of Sisecam Wyoming LLC for the years ended December 31, 2025 and 2024, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 27, 2026